UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

March 5, 2013

DR. TATTOFF, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation or organization)	000-52836 (Commission File Number)	20-0594204 (IRS Employer Identification No.)

8500 Wilshire Blvd., Suite 105 Beverly Hills, CA 90211 (Address of principal executive offices and zip code) (310) 659-5101 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Appointment of Principal Officer.

On March 5, 2013, the Company appointed Harry L. Zimmerman as its Chief Operating Officer.  Mr. Zimmerman, age 58, served as a consultant to the Company from June 2012 through December 2012.  On January 1, 2013, he became Executive Vice President of the Company.  From July 2011 through March 2012 he served as Chief Financial Officer and General Counsel of Westech Capital Corporation, a company in the securities industry.  From October 2008 through July 2010 Mr. Zimmerman served as Chief Financial Officer of Pet DRx Corporation (NCM: VETS), an owner and operator of veterinary care clinics.  Mr. Zimmerman served as Executive Vice President and General Counsel of Encore Medical Corporation (NASDAQ: ENMC), a worldwide orthopedics medical device company, from October 2000 through November 2007 and served as Vice President — General Counsel of Encore Medical Corporation from April 1994 until October 2000.  Mr. Zimmerman is licensed as a Certified Public Accountant and attorney in the State of Texas.  He has a B.S. (with honors) in Economics from the Wharton School of the University of Pennsylvania and a J.D. (with honors) from the University of Texas School of Law.  Mr. Zimmerman is not related to any director, executive officer, or person, or person nominated or chosen by the Company to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DR. TATTOFF, INC.

Date: March 11, 2013	By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman
Executive Vice President – Chief Operating Officer